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Exhibit 99.4

Magna Entertainment Corp.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

MARYLAND VOTERS APPROVE
VIDEO LOTTERY TERMINAL INITIATIVE

AURORA, ON, November 5, 2008 — Magna Entertainment Corp. ("MEC" or the "Company") (NASDAQ: MECA; TSX: MEC.A) is pleased to report that on November 4, 2008 Maryland voters approved the proposed state constitutional amendment authorizing the State to issue up to five video lottery licenses for the installation and operation of up to 15,000 video lottery terminals ("VLTs") for the purpose of raising revenue for education. The Maryland Jockey Club, an MEC subsidiary, expects to pursue a VLT license for Laurel Park as soon as practicable after the administrative aspects of the license application process are finalized by applicable regulators. The Maryland Jockey Club also expects that both Laurel Park and Pimlico Race Course will be entitled to share in Maryland VLT revenues through purse contributions.

Tom Chuckas, President and Chief Operating Officer of the Maryland Jockey Club, stated: "Today is a very important day for horse racing in Maryland. The voters of Maryland have approved a measure that we at the Maryland Jockey Club are confident will help save an industry that we love and that employs thousands of Maryland residents. We expect that introducing VLTs in our State will put Maryland racing back on a more even playing field with its neighboring states."

Chuckas added: "Moreover, the funds generated from VLTs in Maryland should result in significant increased revenues for education, which will have a very beneficial impact across the State. We want to thank all of the people involved in supporting this initiative, both within and outside of the horse racing community, for their tremendous efforts and look forward to their continued support as we now turn our focus to the licensing process."

MEC, North America's largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC's horse racing content.

This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding the VLT licensing process, purse contributions and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; our ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of our non-racetrack operations, such as broadcasting ventures; and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that we will be able to successfully implement our September 12, 2007 adopted plan to eliminate the Company's debt, although not on the originally contemplated time schedule, and comply with the terms of and/or obtain waivers or other concessions from our lenders and refinance or repay on maturity our existing financing arrangements (including a senior secured revolving credit facility with a Canadian financial institution and a short-term bridge loan facility of up to $125.0 million with a subsidiary of MI Developments Inc., MEC's controlling shareholder), and there will not be any material adverse changes in: general economic conditions; the popularity of horse racing and other gaming activities; weather and other environmental conditions at our facilities; the regulatory environment; and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE: Magna Entertainment Corp.

CONTACT: Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON L4G 7K1, Tel: (905) 726-7493

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  Exhibit 99.4